UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2017

Graco Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 623-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule-425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 1, 2017, Graco Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission to report the voting results of the Company’s Annual Meeting of Shareholders held on April 28, 2017 (the “Annual Meeting”). The sole purpose of this Form 8-K/A is to disclose the Company’s decision regarding how frequently it will conduct an advisory, non-binding vote on executive compensation.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, in an advisory, non-binding vote held at the Annual Meeting on the frequency for which shareholders will have an advisory, non-binding vote on our executive compensation, 41,603,935 shares voted for one year, 318,464 shares voted for two years, 4,020,699 shares voted for three years, 46,470 abstained and there were 4,887,031 broker non-votes. The Company has considered the outcome of this advisory, non-binding vote, and the Board of Directors of the Company has determined that the Company will provide shareholders with an advisory, non-binding vote on executive compensation every year until the next shareholder vote on the frequency of the advisory, non-binding vote on executive compensation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.

Date: June 19, 2017_______________    By:    /s/ Karen Park Gallivan_________
Karen Park Gallivan
Its: Vice President, General Counsel and Secretary

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